UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

__________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2023

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Edesa Biotech, Inc. (the “Company”) has appointed Stephen Lemieux (age 47) as our Chief Financial Officer pursuant to an employment agreement.  Mr. Lemieux’s employment as Chief Financial Officer will commence on July 15, 2023.

Mr. Lemieux is a veteran of the healthcare and biopharmaceutical sectors, with more than 20 years of experience in financial planning and analysis, licensing and mergers & acquisitions. Prior to joining the Company, Mr. Lemieux held senior financial leadership positions at healthcare and biopharmaceutical biotechnology companies, where he guided financial strategies, optimized capital structures and supported significant corporate transactions and sales growth. From July 2021 until June 2023, Mr. Lemieux served as CFO of Titan Medical Inc., and from April 2019 to July 2021 as CFO and Secretary of NeuPath Health. Previously, he was the CFO and Secretary of Cipher Pharmaceuticals (TSX: CPH) from September 2016 to March 2019 and during his tenure served as Interim-CEO from November 2016 to April 2017. Prior to Cipher, he was CFO at Nuvo Pharmaceuticals and Crescita Therapeutics. Mr. Lemieux is a Chartered Professional Accountant and holds a Master of Management & Professional Accounting degree from the University of Toronto.

Pursuant to the employment agreement, Mr. Lemieux will serve as our Chief Financial Officer for an indefinite term until Mr. Lemieux’s employment is terminated in accordance with the agreement. As compensation for his services to the Company, Mr. Lemieux will receive a base salary of $330,000 USD per annum.  Mr. Lemieux is also eligible to receive a target annual bonus of 40% of his base salary based on performance in the prior calendar year, subject to achieving corporate and personal targets determined by the Board of Directors and Mr. Lemieux. Mr. Lemieux will also receive an automobile allowance of $2,000 per month and is eligible to participate in the Company’s group insured benefits program, as may be in effect from time-to-time for the Company’s employees generally, and executive employees specifically.  Mr. Lemieux is eligible for future equity-based awards, as determined by the Board of Directors, commensurate with Mr. Lemieux’s position and any business milestones which may be established by the Company.

If Mr. Lemieux’s employment with the Company is terminated for “Cause” (as such term is defined in the employment agreement), subject to applicable law, the Company’s only obligation shall be to provide Mr. Lemieux with his base salary and vacation pay earned through the date of termination and all of Mr. Lemieux’s non-vested equity-based awards as of the date of termination will be automatically extinguished.  All vested equity-based awards will be subject to the terms of the applicable equity incentive compensation plan.  If Mr. Lemieux is terminated by the Company without “Cause”, subject to Mr. Lemieux executing a general release of claims in a form reasonably required by the Company, the Company’s obligation shall be to provide Mr. Lemieux with (i) a lump sum payment equal to Mr. Lemieux’s then current base salary for twelve months plus one additional month for every completed year of service since July 15, 2023, not to exceed an aggregate of twenty-four months (the “Severance Period”), (ii) a lump sum payment of the annual bonus to which Mr. Lemieux is entitled for the calendar year immediately preceding the date of termination, if such bonus has not already been paid, (iii) a lump sum payment equal to Mr. Lemieux’s annual bonus entitlement, prorated over Mr. Lemieux’s length of service in the calendar year in which his employment is terminated, calculated in accordance with the terms of the employment agreement, (iv) payment of Mr. Lemieux’s annual bonus entitlement during the full Severance Period, calculated in accordance with the terms of the employment agreement, (v) continuation of Mr. Lemieux’s benefits and car allowance and any other benefit required to be maintained by law in accordance with the terms of the employment agreement and (vi) subject to applicable law, any and all vested equity-based awards shall be exercisable in accordance with the terms of the applicable equity incentive compensation plan. If Mr. Lemieux’s employment is terminated or “constructively terminated” (as such term is defined in the employment agreement) by the Company without “Cause” upon or within a twelve month period following a Change of Control (as such term is defined in the employment agreement), Mr. Lemieux shall be entitled to the payments and benefits provided as described in clauses (ii) to (vi) above, plus a change of control payment equal to twenty-four months of his then current base salary. Mr. Lemieux may resign from his employment at any time by providing the Company with a minimum of sixty days advance notice, in writing. Mr. Lemieux’s notice may be waived by the Company, subject only to providing Mr. Lemieux with payment of his base salary and continuation of benefits until the end of the notice period. If Mr. Lemieux resigns from his employment, subject to applicable law, (i) all non-vested equity-based awards held by Mr. Lemieux as of the date of termination shall be automatically extinguished and all vested equity-based awards will be subject to the terms of the applicable equity incentive compensation plan and (ii) Mr. Lemieux shall not be entitled to any bonus or pro rata bonus payment not already awarded on or before the date of termination.

During the term of Mr. Lemieux’s employment with the Company and for twelve months following the cessation of Mr. Lemieux’s employment with the Company, Mr. Lemieux is prohibited from competing with the Company’s business in North America. In addition, for twenty-four months following the cessation of Mr. Lemieux’s employment with the Company, Mr. Lemieux is prohibited from soliciting customers or prospective customers for any purpose competitive with the Company’s business, encouraging any customer to cease doing business with the Company and soliciting the employment or engagement of certain of the Company’s employees.

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The foregoing description of the employment agreement is subject to, and qualified in its entirety by, the copy of the employment agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

                Mr. Lemieux also is expected to enter into the Company’s standard indemnification agreement, a copy of the form of which is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K/A filed on June 20, 2019 and incorporated herein by reference, which would require the Company to indemnify Mr. Lemieux, under the circumstances and to the extent provided for therein, against certain expenses and liabilities incurred by Mr. Lemieux by reason of his position as an officer of the Company.

A press release announcing Mr. Lemieux’s appointment as an executive officer was issued by the Company on June 27, 2023, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
Number	Description

10.1*	Employment Agreement by and between the Company and Stephen Lemieux, dated June 26, 2023.

99.1	Press Release, dated June 27, 2023.

*        Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: June 27, 2023	By:	/s/ Pardeep Nijhawan
	Name:	Pardeep Nijhawan
	Title:	Director, Chief Executive Officer and Corporate Secretary

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